UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

Longboard Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-40192	84-5009619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 950 La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 789-9283

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2024, Longboard Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Longboard”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with H. Lundbeck A/S, a Danish aktieselskab (“Parent”), Lundbeck LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (“Payor”), and Langkawi Corporation, a Delaware corporation and a direct wholly owned subsidiary of Payor (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer (the “Offer”) no later than 15 business days after the date of the Merger Agreement. The Offer will consist of an offer to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”) at a price of $60 per Share (the “Offer Price”), in cash, without interest and subject to any applicable withholding of taxes.

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions set forth in the Merger Agreement, including (i) there being validly tendered and not validly withdrawn Shares of voting common stock, par value $0.0001 per share (“Voting Common Stock”) that, considered together with all other shares of Voting Common Stock (if any) beneficially owned by Parent or any of its wholly owned subsidiaries (but excluding shares of Voting Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been received, as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)), represent one share of Voting Common Stock more than 50% of the sum of (a) the total number of shares of Voting Common Stock outstanding at the time of the expiration of the Offer, plus (b) the total number of shares of Voting Common Stock that the Company is required to issue upon conversion, settlement, exchange or exercise of all non-voting common stock, par value of $0.0001 per share (“Non-Voting Common Stock”), options, warrants, rights or other securities for which the holder has, by the time of the expiration of the Offer, elected to convert, settle, exchange or exercise or for which the conversion, settlement, exchange or exercise date has already occurred by the time of the expiration of the Offer (but without duplication) and (ii) there being received, terminated or expired, as the case may be, any consent, approval or clearance with respect to, or termination or expiration of any applicable mandatory waiting period (and any extension thereof) imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Parent and Purchaser’s obligations to consummate the Offer are not subject to a condition that any financing be received by Parent or Purchaser for the consummation of the transactions contemplated by the Merger Agreement.

As soon as practicable following consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser will be merged with and into the Company (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company continuing as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Payor in accordance with the DGCL.

At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares (a) held by the Company (or in the Company’s treasury), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Delaware law, or (b) irrevocably accepted for purchase in the Offer) will be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any applicable withholding of taxes.

Each of the Company’s stock options (the “Options”), to the extent unvested, that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon the occurrence of, the Effective Time. As of the Effective Time, each Option that is then outstanding and unexercised will be cancelled and converted into the right to receive cash, without interest, equal to the product of (a) the total number of Shares subject to such Option immediately prior to the Effective Time, multiplied by (b) the excess of the Merger Consideration over the exercise price payable per Share under such Option.

Generally, each restricted stock unit award (the “RSUs”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the total number of Shares issuable in settlement of such RSU immediately prior to the Effective Time, multiplied by (b) the Merger Consideration.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no shop” restrictions on its ability to solicit discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to an unsolicited bona fide alternative acquisition proposal that the board of directors of the Company has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a superior acquisition proposal. The Merger Agreement also requires that the Company’s board of directors recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer (the “Company Board Recommendation”) and not, among other things, (i) withdraw (or modify, change or qualify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw (or modify, change or qualify in a manner adverse to Parent or Purchaser), the Company Board Recommendation, (ii) adopt, approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any alternative acquisition proposal or (iii) (1) fail to recommend against acceptance of certain competing tender or exchange offers commenced by a third party or (2) fail to reaffirm the Company Board Recommendation upon request of Parent (any such action in (i), (ii) or (iii), a “Company Adverse Change Recommendation”). Notwithstanding these restrictions, the board of directors of the Company is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Company Adverse Change Recommendation (or terminate the Merger Agreement to enter into a definitive agreement with respect to a superior acquisition proposal) to accept a superior acquisition proposal or in response to a Change in Circumstance (as defined in the Merger Agreement), subject in each case to certain matching rights in favor of Parent and payment of the termination fee described below.

The Merger Agreement includes a remedy of specific performance for the Company, Parent, Payor and Purchaser. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including, among others, (i) termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior acquisition proposal or (ii) termination by Parent due to a Company Adverse Change Recommendation, a failure to include the Company Board Recommendation in the Schedule 14D-9 or a failure to recommend against certain competing tender or exchange offers or acquisition proposals commenced by a third party, the Company will be required to pay to Parent a termination fee of an amount in cash equal to $86,100,000. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement.

The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of $158,900,000 in cash in the event the Merger Agreement is terminated under certain specified circumstances related to antitrust laws. Specifically, this reverse termination fee is payable by Parent to the Company if the Merger Agreement is terminated by Parent or the Company either (i) due to the existence of a permanent legal restraint on the consummation of the Transactions under antitrust laws or (ii) due to the Offer not being consummated by July 14, 2025 (or such later date as may be extended pursuant to the Merger Agreement) and certain conditions related to antitrust laws having not been satisfied.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent, Payor or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the Transactions. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2024, in connection with the approval of the Merger Agreement, the Company’s board of directors authorized the Company to enter into gross-up agreements with each of Kevin Lind, Brandi Roberts, and Randall Kaye, as well as certain other individuals. If necessary, the gross-up agreements shall provide that if such individual is subject to excise taxes under Section 4999 of the Internal Revenue Code, the Company shall make a payment to such individual that provides them with the same net proceeds she or he would have received if no such excise taxes had been imposed.

Item 7.01	Regulation FD Disclosure.

On October 14, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement as described above. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 14, 2024, by and among Longboard Pharmaceuticals, Inc., H. Lundbeck A/S, Langkawi Corporation and Lundbeck LLC.

99.1	Joint Press Release of Longboard Pharmaceuticals, Inc. and H. Lundbeck A/S, dated October 14, 2024.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

The tender offer (the Offer) for the outstanding common stock of Longboard referred to in this corporate release has not yet commenced. The description contained in this corporate release is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Lundbeck and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the SEC). The solicitation and offer to buy the common stock of Longboard will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Lundbeck will file a tender offer statement on Schedule TO and thereafter Longboard will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Lundbeck and when available may be obtained by directing a request to the Information Agent for the tender offer which will be named in the Schedule TO. Copies of the documents filed with the SEC by Longboard’s will be available free of charge on Longboard’s internet website https://ir.longboardpharma.com/financial-information/sec-filings or by contacting Longboard’s investor relations contact at IR@LongboardPharma.com.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents filed by Lundbeck, as well as the solicitation/recommendation statement filed by Longboard, Longboard will also file annual, quarterly and current reports with the SEC. You may read and copy any reports or other information filed by Lundbeck or Longboard at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Longboard’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Safe Harbor/Forward-Looking Statements

This corporate release contains forward-looking statements that provide our expectations or forecasts of future events such as new product introductions, product approvals and financial performance. Forward looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like “believe”, “anticipate”, “expect”, “estimate”, “intend”, “plan”, “project”, “will be”, “will continue”, “will result”, “could”, “may”, “might”, or any variations of such words or other words with similar meanings. All statements other than statements of historical facts included in this corporate release, including, without limitation, those regarding Lundbeck and Longboard’s financial position, business strategy, plans and objectives of management for future operations (including development plans and objectives relating to Lundbeck and Longboard’s products), are forward looking statements.

Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause Lundbeck and Longboard’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that may affect future results include, among others, interest rate and currency exchange rate fluctuations; delay or failure of development projects, production or distribution problems; unexpected contract breaches or terminations; government-mandated or market-driven price decreases for Lundbeck’s products; introduction of competing products; Lundbeck’s ability to successfully market both new and existing products; exposure to product liability and other lawsuits; changes in reimbursement rules and governmental laws and related interpretation thereof; and unexpected growth in costs and expenses. Additional risks and uncertainties include, but are not limited to, risks related to Lundbeck’s ability to complete the transaction on the proposed terms and schedule; whether the tender offer conditions will be satisfied; whether sufficient stockholders of Longboard tender their shares in the transaction; the outcome of legal proceedings that may be instituted against Longboard and/or others relating to the transaction; the failure to receive (or delay in receiving) the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for Longboard and its products, including uncertainty of the expected financial performance of Longboard and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; and other uncertainties pertaining to the business of Longboard, including those detailed in Longboard’s public filings with the SEC from time to time, including Longboard’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. The forward-looking statements in this corporate release and any oral presentations speak only as at the date of this corporate release. Longboard and Lundbeck disclaim any intent or obligation to update or revise these forward-looking statements, or to confirm such statements to reflect subsequent events or circumstances after the date of the corporate release or in relation to actual results, other than as may be required under applicable law or applicable stock exchange regulations.

Certain assumptions made by Lundbeck are required by Danish Securities Law for full disclosure of material corporate information. Some assumptions, including assumptions relating to sales associated with products that are prescribed for unapproved uses, are made considering past performances of other similar drugs for similar disease states or past performance of the same drug in other regions where the product is currently marketed. It is important to note that although physicians may, as part of their freedom to practice medicine in the US, prescribe approved drugs for any use they deem appropriate, including unapproved uses, at Lundbeck, promotion of unapproved uses is strictly prohibited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Longboard Pharmaceuticals, Inc.

Date: October 14, 2024	By:	/s/ Kevin R. Lind
Kevin R. Lind
President and Chief Executive Officer